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                                              Exhibit 23.2




XPEDITE SYSTEMS LIMITED


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Xpedite Systems Inc. of our report dated 16 September 1997 relating to the financial statements of Xpedite Systems Limited, which appears in such Prospectus.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PRICE WATERHOUSE
PRICE WATERHOUSE
Leeds, England
30 October 1997